ALLIANCE CAPITAL MANAGEMENT L.P.

Memorandum


					June 13, 2000


To:    Steve Yu

From:  Mary Ann Milley

				Re:  Alliance Institutional Reserves

				Attached are my comments for the
abovementioned Fund's N-SAR Annual Report at April 30, 2000.












Mf legal\moneyfds\air\n-sar4-00.air



ALLIANCE INSTITUTIONAL RESERVES, INC.

N) - Actions required to be reported pursuant to Rule
2a-7

Amended 2a-7 Procedures

				Alliance Institutional Reserves,
Inc.

Policies, Guidelines and Procedures with
Respect to the Stabilization of Net Asset
Value and Compliance with Quality,
Diversification, Maturity and Liquidity Criteria
(the "Procedures")

As Adopted by the Directors of the Fund (the
"Directors")
September 13, 1990 (as amended and restated through December 9, 1997, July 1, l998 and April 26, 2000)

	The Directors have previously determined, in good faith based upon a full consideration of all material factors, that it is in the best interests of each portfolio of the Fund, including any existing and future portfolios of the Fund (each a "Portfolio"), and its shareholders to maintain stable net asset value per share using the Amortized Cost
Method of valuation in accordance with the provisions of Rule 2a-7 (the "Rule") under the Investment
Company Act of 1940 (the "Act"). A Portfolio may continue to use such method only so long as the Directors believe that it fairly reflects the market-based net asset value per share [2a-7(c)(1)]. The definitions of the capitalized terms used herein that are not otherwise defined herein are set forth in Appendix A, attached hereto.

	In supervising each Portfolio's operations and delegating special responsibilities involving portfolio management to the Portfolio's investment adviser (the "Adviser"), the Directors have undertaken--as a particular responsibility within the overall duty of care owed to each Portfolio and its shareholders--to establish the following procedures which they believe are reasonably designed, taking into account current market conditions and each Portfolio's investment objective, to stabilize each Portfolio's net asset value per share, as computed for the purpose of distribution, redemption and repurchase, at $1.00 per share. [2a-7(c)(7)(i)]
These Procedures apply to Taxable Portfolios and Tax-
Exempt Portfolios, as such terms are defined in Appendix A, and shall be reviewed by the Directors and reconfirmed with any necessary changes, on an annual basis.


I.		Monitoring of the Fairness of the Valuation
Method

	A.	Calculation of Deviation of Net Asset Value
from Amortized Cost. The Adviser shall determine at least weekly the extent of deviation, if any, of the current net asset value per share of each Portfolio's investments as determined by using available market quotations (or an appropriate substitute which reflects current market conditions) from the Portfolio's $1.00 amortized cost value per share and shall maintain records of the determination of the deviation and the Directors' review thereof. For each Portfolio, during the period that the deviation from $1.00 exceeds $.0035, the Adviser will compute such Portfolio's shadow pricing on a daily basis.
[2a-7(c)(7)(ii)(A)(l), (2) and (3)]

		1.	Determining Net Asset Value.  In
determining net asset value per share based upon available market quotations, the Adviser shall value (a) all portfolio securities for which market quotations are readily available at market, and (b) all portfolio securities for which market quotations are not readily available at their fair value in the best judgment of the Adviser under the supervision of the Directors.

		2.	Determining Market Value of Securities.
In determining the market-based value of any security, the Adviser may use: (a) actual quotations of market value; or (b) estimates of market value, provided that the Directors have been given an opportunity to review and approve the method by which such estimates will be made;
or (c) values obtained by reputable sources from yield data relating to the classes of money-market securities, provided that any pricing system based on yield data for selected securities used by the Adviser must be based upon market quotations for sufficient numbers and types of securities to be a representative sample of each class of security held by the Portfolio, both in terms of the types of securities as well as the differing quality of the securities.

		(a)	Determining Market Value of Certain
Securities

			(i) Discount for Early Redemption
of Certain Securities. A non-negotiable security which is not treated as an illiquid security because it may be resold to the issuer, subject to a penalty for early redemption, must be assigned a value that takes into account the reduced amount that would be received if it were liquidated currently.

			(ii) Valuing Standby Commitments.
A standby commitment means a right to sell a specified underlying security or securities within a specified period of time and at an exercise price equal to the amortized cost of the underlying security or securities plus accrued interest, if any, at the time of exercise, that may be sold, transferred or assigned only with the underlying security or securities. A standby commitment entitles the holder to receive same day settlement, and will be considered to be from the party to whom the Portfolio will look for payment of the exercise price.
A standby commitment may be assigned a fair value of zero, provided, that (a) the standby commitment is not used to affect the Portfolio's valuation of the security or securities underlying the standby commitment; and (b) any consideration paid by the Portfolio for the standby commitment, whether paid in cash or by paying a premium for the underlying security or securities, is accounted for by the Portfolio as unrealized depreciation until the standby commitment is exercised or expires.

	B.	Adviser to Report Deviations to Directors.
The Adviser shall report the results of the determinations of such deviation to the Directors at their regularly scheduled meetings, provided, however, that during periods of high market volatility, as determined by the Adviser, or at the request of the Directors, the reports shall be made to the Directors more frequently.

		1.	If the deviation between the amortized
cost and market-determined values per share of a Portfolio's investments exceeds $.004, the
Directors will be notified promptly.

		2.	If the deviation from amortized cost per
share exceeds $.005, the Directors shall consider promptly what, if any, action should be initiated. [2a-7(c)(7)(ii)(B)]

	C.	Where the Directors believe the extent of
any deviation from a Portfolio's amortized cost price per share may result in material dilution or other unfair results to investors or existing shareholders, they shall take such action as they deem appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. The actions that may be taken by the Directors include:
[2a-7(c)(7)(ii)(C)]

		1.	redeeming shares in kind;

		2.	selling portfolio securities prior to
maturity to realize capital gains or losses or to shorten the average portfolio maturity of the Portfolio;

		3.	adjusting dividends; and

		4.	utilizing a net asset value per share
determined by using available market quotations.

II.	Average Maturity of The Portfolios

	A.	Portfolio Maturity Limits.  Each Portfolio
will maintain a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per share; provided, however, that a Portfolio will not (i) Acquire any instrument with a remaining maturity of greater than 397 calendar days, or (ii) maintain a dollar-weighted average portfolio maturity that exceeds 90 calendar days. [2a-7(c)(2)(i) and (iii)]

	B.	Should the disposition of a portfolio
security or some market action cause the dollar-weighted average portfolio maturity to exceed 90 calendar days, the Adviser hereby is directed to invest the Portfolio's available cash in a way that will reduce its dollar-weighted average portfolio maturity to 90 calendar days or less as soon as reasonably practicable.

III.  Maturity of Portfolio Securities

	A.	Determination of Maturity.  The Adviser
shall not purchase any security for a Portfolio with a remaining maturity of greater than 397 calendar days. For the purposes of these Procedures, the maturity of a portfolio security shall be deemed to be the period remaining (calculated from the trade date or such other date on which the Portfolio's interest in the security is subject to market action) until the date on which, in accordance with the terms of the security, the principal amount must unconditionally be paid, or in the case of a security called for redemption, the date on which the redemption payment must be made, except as provided in paragraphs (1) through (8) below: [2a-7(d)]

		1.	Adjustable Rate Government Securities.
A Government Security that is a Variable Rate
Security where the variable rate of interest is readjusted no less frequently than every 762 calendar days shall be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. A Government
Security which is a Floating Rate Security shall be deemed to have a remaining maturity of one day. [2a-7(d)(1)]

		2.	Short-Term Variable Rate Securities.  A
Variable Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less shall be deemed to have a maturity equal to the earlier of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. [2a-7(d)(2)]

		3.	Long-Term Variable Rate Securities.  A
Variable Rate Security, the principal amount of which is scheduled to be paid in more than 397 calendar days, that is subject to a Demand
Feature, shall be deemed to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. [2a-
7(d)(3)]

		4.	Short-Term Floating Rate Securities.  A
Floating Rate Security, the principal amount of which, in accordance with the terms of the security, must unconditionally be paid in 397 calendar days or less shall be deemed to have a maturity of one day. [2a-7(d)(4)]

		5.	Long-Term Floating Rate Securities.  A
Floating Rate Security, the principal amount of which is scheduled to be paid in more than 397 calendar days, that is subject to a Demand
Feature, shall be deemed to have a maturity equal to the period remaining until the principal amount can be recovered through demand. [2a-7(d)(5)]

		6.	Repurchase Agreements.  A repurchase
agreement shall be deemed to have a maturity equal to the period remaining until the date on which the repurchase of the underlying securities is scheduled to occur, or, where the agreement is subject to demand, the notice period applicable to a demand for the repurchase of the securities. [2a-7(d)(6)]

		7.	Portfolio Lending Agreements.  A
portfolio lending agreement shall be treated as having a maturity equal to the period remaining until the date on which the loaned securities are scheduled to be returned, or, where the agreement is subject to demand, the notice period applicable to a demand for the return of the loaned securities. [2a-7(d)(7)]

		8.	Money Market Fund Securities.  If a
Portfolio is permitted to invest in a money market fund, the investment shall be treated as having a maturity equal to the period of time within which the Acquired money market fund is required to make payment upon redemption, unless the Acquired money market fund has agreed in writing to provide redemption proceeds to the Portfolio within a shorter time period, in which case the maturity of such investment shall be deemed to be the shorter period. [2a-7(d)(8)]

	B.	Periodic Review.  In the case of a Variable
Rate or Floating Rate Security that is not subject to a Demand Feature and for which maturity is determined pursuant to paragraphs A. 1, 2, or 4 of this Section, the Adviser shall periodically review whether the interest rate formula, upon readjustment of the interest rate, can reasonably be expected to cause the security to have a market value that approximates its amortized cost value.

IV.	Quality of Portfolio Securities

	A.	General.  A Portfolio must limit its
portfolio investments to those United States Dollar-
Denominated securities that the Adviser determines present minimal credit risks (which determination must be based upon factors pertaining to credit quality in addition to any rating assigned to the securities by an NRSRO) and that are at the time of Acquisition Eligible Securities. [2a-7(c)(3)(i)]
Generally, the Rule defines an Eligible Security as
(i) a Rated Security with a remaining maturity of 397 calendar days or less that has received a rating from the Requisite NRSROs in one of the two highest short-term rating categories or (ii) an unrated Security that is determined by the Adviser to be of comparable quality. [2a-7(a)(10)(i) and (ii)]

  The definition of Eligible Security is set forth in Appendix A hereto.

		1.	Asset-Backed Securities.  An Asset
Backed Security (other than an Asset Backed
Security substantially all of whose Qualifying
Assets consist of obligations of one or more
Municipal Issuers) shall not be an Eligible
Security unless it has received a rating from an NRSRO.

		2.	Demand Features and Guarantees.  An
Eligible Security, in the case of a security subject to a Demand Feature or Guarantee means:


		(a)	The Guarantee has received a rating
from an NRSRO or the Guarantee is issued by a guarantor that has received a rating from an NRSRO with respect to a class of debt obligations (or any debt obligation within that class) that is comparable in priority and security to the Guarantee, unless:

		(i)	The Guarantee is issued by a
person that, directly or indirectly,
controls, is controlled by or is under
common control with the issuer of the
security subject to the Guarantee (other than a sponsor of a Special Purpose
Entity with respect to an Asset Backed
Security);

		(ii)	The security subject to the
Guarantee is a repurchase agreement that is Collateralized Fully; or

		(iii)	The Guarantee is itself a
Government Security; and

		(b)	The issuer of the Demand Feature or
Guarantee, or another institution, has
undertaken promptly to notify the holder of the security in the event the Demand Feature or Guarantee is substituted with another
Demand Feature or Guarantee (if such
substitution is permissible under the terms of the Demand Feature or Guarantee). [2a-
7(a)(10)(iii)(A) and (B)]

		3.	Designated NRSROS.  As of the date of
these Procedures, the Securities and Exchange
Commission's (the "Commission") Division of
Market Regulation has designated the following
NRSROs: Duff and Phelps Credit Rating Co.; Fitch
IBCA, Inc.; Moody's Investors Service Inc.;
Standard & Poor's Corp.; and Thomson Bankwatch,
Inc., which is recognized as a NRSRO only with respect to ratings for debt issued by banks, bank holding companies, nonbank banks, thrifts, broker-dealers, and broker-dealers' parent companies.

	B.	Second Tier Securities.  A Portfolio must
limit its investments in Second Tier Securities as described in subparagraphs 1 and 2 below. A Second
Tier Security means any Eligible Security that is not a First Tier Security. A First Tier Security means any Eligible Security that (i) is a Rated Security that has received a short-term rating from the Requisite NRSROs in the highest short-term rating category for debt obligations (within which there may be sub-categories or gradations indicating relative standing); or (ii) is an Unrated Security that is of comparable quality to a security meeting the requirements for a Rated Security in clause (i) above as determined by the Adviser; or (iii) is a security issued by a money market fund; or (iv) is a Government Security. [2a-7(a)(12)(i)-(iv)]
Immediately after the Acquisition of any Second Tier
Security:

		1.	Taxable Portfolios.  A Taxable Portfolio
shall not have invested more than five percent of its Total Assets in securities that are Second Tier Securities; and [2a-7(c)(3)(ii)(A)]

		2.	Tax-Exempt Portfolios,  A Tax-Exempt
Portfolio shall not have invested more than five percent of its Total Assets in Conduit
Securities that are Second Tier Conduit
Securities. [2a-7(c)(3)(ii)(B)]

	C.	Unrated Securities.  The term "Unrated
Security" is defined in Appendix A hereto. For purposes of these Procedures, Unrated Securities are considered to be of "comparable quality" when, at the time of purchase by a Portfolio, the Adviser determines that the purchase is consistent with the Portfolio's objectives, and (i) such securities are Government Securities or are repurchase agreements
"Collateralized Fully," as that term is defined in Appendix A, by such securities, or (ii) the Adviser has performed the evaluation set forth in paragraph
VII(A), below, and, as a result, has determined that the securities present a minimal credit risk to the Portfolio and that the securities are of a quality comparable to that of securities described in clause
(i) of Section IV.A.

		1.	Security Subject to Subsequent Credit
Support. A security is not a Rated Security if it is the subject of an external credit support agreement (including an arrangement by which the security has become a Refunded Security) that was not in effect when the security was assigned its rating, unless the security has received a short-term rating reflecting the existence of the credit support agreement as provided in paragraph 18(i) of Appendix A hereto or the credit support agreement with respect to the security has received a short-term rating as provided in paragraph 18(ii) of Appendix A hereto. [2a-7(a)(19)(iii)]

	D.	Demand Features and Guarantees.

		1.	Securities Subject to Guarantees.  A
security that is subject to a Guarantee may be determined to be an Eligible Security or a First
Tier Security based solely on whether the Guarantee is an Eligible Security or First Tier
Security, as the case may be.  [2a-7(c)(3)(iii)]

		2.	Securities Subject to Conditional Demand
Features. A security that is subject to a Conditional Demand Feature ("Underlying
Security") may be determined to be an Eligible
Security or a First Tier Security only if:

		(a)	The Conditional Demand Feature is
an Eligible Security or First Tier Security, as the case may be;

		(b)	At the time of the Acquisition of
the Underlying Security, the Adviser has determined that there is minimal risk that the circumstances that would result in the Conditional Demand Feature not being exercisable will occur; and

		(i)	The conditions limiting
exercise either can be monitored readily by the Adviser, or relate to the taxability, under federal, state or local law, of the interest payments on the security; or

		(ii)	The terms of the Conditional
Demand Feature require that the
Portfolio will receive notice of the
occurrence of the condition and the
opportunity to exercise the Demand
Feature in accordance with its terms;
and

		(c)	The Underlying Security or any
Guarantee of such security (or the debt
securities of the issuer of the Underlying
Security or Guarantee that are comparable in priority and security with the Underlying
Security or Guarantee) has received either a short-term rating or a long-term rating, as the case may be, from the Requisite NRSROs within the NRSROs' two highest short-term or long-term rating categories (within which there may be sub-categories or gradations indicating relative standing) or, if unrated, is determined to be of comparable quality by the Adviser to a security that has received a rating from the Requisite
NRSROs within the NRSROs' two highest short-term or long-term rating categories, as the case may be. [2a-7(c)(3)(iv)(C)]

V.	Portfolio Diversification.

	Issuer Diversification. Each Portfolio shall be diversified with respect to the issuers of securities
Acquired by the Portfolio as provided in this Section
V, other than with respect to Government Securities and securities subject to a Guarantee Issued by A
Non-Controlled Person.  [2a-7(c)(4)(i)]:

	A.	Taxable and National Portfolios.
Immediately after the Acquisition of any security a Portfolio other than a Single State Portfolio shall not have invested more than five percent of its Total
Assets in securities issued by the issuer of the security; provided however, that the Portfolio may invest up to 25 percent of its Total Assets in the First Tier Securities of a single issuer for a period of up to three Business Days after the Acquisition thereof; provided further, that the Portfolio may not invest in the securities of more than one issuer in accordance with the foregoing proviso in this paragraph at any time. [2a-7(c)(4)(i)(A)]

	B.	Single State Portfolios.  With respect to 75
percent of its Total Assets, immediately after the Acquisition of any security, a Single State Portfolio shall not have invested more than five percent of its Total Assets in securities issued by the issuer of the security; provided, however, that a Single State
Portfolio shall not invest more than five percent of its Total Assets in securities issued by the issuer of the security unless the securities are First Tier
Securities.  [2a-7(c)(4)(i)(B)]

	C.	Second Tier Securities.

		1.	Taxable Portfolios.  Immediately after
the Acquisition of any Second Tier Security, a Taxable Portfolio shall not have invested more than the greater of one percent of its Total
Assets or one million dollars in securities issued by that issuer that are Second Tier
Securities.  [2a-7(c)(4)(i)(C)(l)]

		2.	Tax-Exempt Portfolios.  Immediately
after the Acquisition of any Second Tier Conduit
Security a Tax-Exempt Portfolio shall not have invested more than the greater of one percent of its Total Assets or one million dollars in securities issued by that issuer that are Second
Tier Conduit Securities.  [2a-7(c)(4)(i)(C)(2)]

		3.	Exception to Diversification
Requirement. The acquisition by a Portfolio of a Government Security or a security subject to a Guarantee Issued By A Non-Controlled Person is not subject to the issuer diversification rules applicable to the Portfolios.

D.	Issuer Diversification Calculations.  The
following special rules apply for purposes of making the above diversification calculations:

		1.	Repurchase Agreements.  The Acquisition
of a repurchase agreement may be deemed to be an Acquisition of the underlying securities, provided that the obligation of the seller to repurchase the securities from the Portfolio is Collateralized Fully as that term is defined in Appendix A hereto. [2a-7(c)(4)(ii)(A)]

		2.	Refunded Securities.  The Acquisition of
a Refunded Security is deemed to be an
Acquisition of the escrowed Government
Securities. As provided in the Definition of Refunded Security in Appendix A hereto, a
Refunded Security requires a certification to the escrow agent by an independent certified public accountant that the deposited securities will satisfy all scheduled payments of principal, interest and applicable premiums on the Refunded Securities, provided, however, an independent public accountant need not have provided the certification described in this paragraph if the security, as a Refunded
Security, has received a rating from an NRSRO in the highest category for debt obligations
(within which there may be sub-categories as gradations including relative standing). [2a-
7(c)(4)(ii)(B); 2a-7(a)(20)]

		3.	Conduit Securities.  A Conduit Security
is deemed to be issued by the person (other than the Municipal Issuer) ultimately responsible for payments of interest and principal on the security. [2a-7(c)(4)(ii)(C)]

		4.	Asset Backed Securities.

		(a)	General.  An Asset Backed Security
Acquired by a Portfolio ("Primary ABS")
shall be deemed to be issued by the Special
Purpose Entity that issued the Asset Backed
Security, provided, however:

			(i)	Holdings of Primary ABS.  Any
person whose obligations constitute ten
percent or more of the principal amount
of the Qualifying Assets of the Primary
ABS ("Ten Percent Obligor") shall be
deemed to be an issuer of the portion of the Primary ABS such obligations represent; and

			(ii)	Holdings of Secondary ABS.  If
a Ten Percent Obligor of a Primary ABS
is itself a Special Purpose Entity
issuing Asset Backed Securities
("Secondary ABS"), any Ten Percent
Obligor of such Secondary ABS also shall be deemed to be an issuer of the portion of the Primary ABS that such Ten Percent
Obligor represents.

		(b)	Restricted Special Purpose
Entities. A Ten Percent Obligor with respect to a Primary or Secondary ABS shall not be deemed to have issued any portion of the assets of a Primary ABS as provided in paragraph 4(a) of this Section if that Ten
Percent Obligor is itself a Special Purpose
Entity issuing Asset Backed Securities
("Restricted Special Purpose Entity"), and the securities that it issues (other than securities issued to a company that controls, or is controlled by or under common control with, the Restricted Special Purpose Entity and which is not itself a Special Purpose
Entity issuing Asset Backed Securities) are held by only one other Special Purpose Entity.



		(c)	Demand Features and Guarantees.  In
the case of Ten Percent Obligor deemed to be an issuer, the Portfolio shall satisfy the diversification requirements of paragraph E of this Section with respect to any Demand
Feature or Guarantee to which the Ten Percent
Obligor's obligations are subject.  [2a-
7(c)(4)(ii)(D)(1), (2) and (3)]

		(d)	The Adviser shall periodically
determine the number of Ten Percent Obligors deemed to be issuers of all or a portion of the Asset Backed Security for purposes of this
Section V.D.4.; provided however, that the Adviser need not periodically determine the number of Ten Percent Obligors with respect to any Asset-Backed Security that the Adviser has determined, at the time of Acquisition, will not have, or is unlikely to have, Ten Percent
Obligors that are deemed to be issuers of all or a portion of that Asset-Backed Security for purposes of this Section V.D.4, and retains a record of this determination. [2a-
7(c)(9)(iv)].

		5.	Shares of Other Money Market Funds. A
Portfolio that Acquires shares of another money market fund in an amount that would otherwise be prohibited by this Section V will nonetheless be deemed to be in compliance with these diversification rules if the Adviser reasonably believes that the money market fund in which the Portfolio has invested is in compliance with the diversification rules of such Section. [2a-
7(c)(4)(ii)(E)]

	E.	Diversification Rules For Demand Features
and Guarantees. Each Portfolio must be diversified with respect to Demand Features and Guarantees
Acquired by the Portfolio, other than with respect to a Demand Feature issued by the same institution that issued the underlying security, or with respect to a Guarantee or Demand Feature that is itself a Government Security. [2a-7(c)(4)(iii)]

		1.	General.  Immediately after the
Acquisition of any Demand Feature or Guarantee or security subject to a Demand Feature or Guarantee, with respect to 75 percent of the Total Assets of a Portfolio, no more than ten percent of the Portfolio's Total Assets may be invested in securities issued by or subject to Demand Features or Guarantees from the institution that issued the Demand Feature or Guarantee, subject to paragraphs (2) and (3) below.

		2.	Second Tier Demand Features or
Guarantees. Immediately after the Acquisition of any Demand Feature or Guarantee (or a security after giving effect to the Demand
Feature or Guarantee) that is a Second Tier
Security, a Portfolio shall not have invested more than five percent of its Total Assets in securities issued by or subject to Demand
Features or Guarantees from the institution that issued the Demand Feature or Guarantee.

		3.	Demand Feature or Guarantee Issued By
Non-Controlled Persons.  Immediately after the
Acquisition of any security subject to a Demand
Feature or Guarantee, a Portfolio shall not have invested more than ten percent of its Total
Assets in securities issued by, or subject to Demand Features or Guarantees from the institution that issued the Demand Feature or Guarantee, unless, with respect to any security subject to Demand Features or Guarantees from that institution (other than securities issued by such institution), the Demand Feature or Guarantee is a Demand Feature or Guarantee
Issued By A Non-Controlled Person.  [2a-
7(c)(4)(iii)(C)]

		4.	Demand Feature and Guarantee
Diversification Calculations. In making calculations under the Demand Feature and Guarantee diversification requirements, the following rules apply:

		(a)	Fractional Demand Features or
Guarantees.  In the case of a security
subject to a Demand Feature or Guarantee from an institution by which the institution guarantees a specified portion of the value of the security, the institution shall be deemed to guarantee the specified portion thereof. [2a-7(c)(4)(iv)(A)]

		(b)	Layered Demand Features or
Guarantees.  In the case of a security
subject to Demand Features or Guarantees from multiple institutions that have not limited the extent of their obligations as described under "Fractional Demand Features or Guarantees," in Section V.E.4(a) hereof, each institution shall be deemed to have provided the Demand Feature or Guarantee with respect to the entire principal amount of the security. [2a-7(c)(4)(iv)(B)]

		(c)	Demand Features or Guarantees Not
Relied Upon. If the Adviser determines that the Portfolio is not relying on a Demand
Feature or Guarantee to determine the
quality or maturity or liquidity of the
portfolio security and maintains a record of this determination, then the Adviser may disregard the Demand Feature or Guarantee for all purposes under these Procedures.
The Adviser shall periodically evaluate the determination made under this section and report to the Directors any change in the quality, maturity or liquidity of the portfolio security. [2a-7(c)(5)]

		(d)	Diversification Safe Harbor.  A
Portfolio that satisfies the applicable
diversification requirements of this Section
V shall be deemed to have satisfied the
diversification requirements of Section
5(b)(l) of the Act.

VI.	Security Downgrades.

	A.	General.  In the event that (i) any security
held by a Portfolio ceases to be a First Tier
Security (either because it no longer has the highest rating from the Requisite NRSROs or, in the case of an Unrated Security, the Adviser determines that it is no longer of comparable quality to a First Tier
Security), or (ii) Adviser becomes aware that any Unrated Security or Second Tier Security held by a
Portfolio has, since the security was Acquired by the Portfolio, been given a rating by any NRSRO below the NRSRO's second highest short-term rating category the Adviser will reassess promptly whether such security continues to present minimal credit risks and the Portfolio will take such action as the Adviser determines is in the best interests of the Portfolio and its shareholders. [2a-7(c)(6)(i)(A)(1) and (2)]
The reassessments required by an event described in clauses (i) or (ii) hereof will not be required, however, if the security has been disposed of (or matures) within five Business Days of the specified event and, in the case of events specified in clause
(ii), the Adviser has subsequently notified the Trustees of the Adviser's actions. [2a-
7(c)(6)(i)(B)]

		1.	Special Rule for Certain Securities
Subject to Demand Features. In the event that after giving effect to a rating downgrade, more than five percent of the Portfolio's Total
Assets are invested in securities issued by or subject to Demand Features from a single institution that are Second Tier Securities, the Portfolio shall reduce its investment in securities issued by or subject to Demand
Features from that institution to no more than five percent of its Total Assets by exercising the Demand Features at the next succeeding exercise date(s), absent a finding by the Directors that disposal of the portfolio security would not be in the best interest of the Portfolio. [2a-7(c)(6)(i)(C)]

	B.	Defaults and Other Events.

		1.	Disposal of Security.  Upon the
occurrence of any of the events specified in paragraphs (a) through (d) below of this Section
VI.B.1 with respect to a portfolio security, the Portfolio shall dispose of such security as soon as practicable, consistent with achieving an orderly disposition of the security, by sale, exercise of any Demand Feature or otherwise, absent a finding by the Directors that disposal of the portfolio security would not be in the best interests of the Portfolio (which determination may take into account, among other factors, market conditions that could affect the orderly disposition of the portfolio security):

		(a)	The default with respect to a
portfolio security (other than an immaterial default unrelated to the financial condition of the issuer);

		(b)	A portfolio security ceases to be
an Eligible Security;

		(c)	A portfolio security has been
determined to no longer present minimal
credit risks; or

		(d)	An Event of Insolvency occurs with
respect to the issuer of a portfolio
security or the provider of any Demand
Feature or Guarantee.  [2a-7(c)(6)(ii)]

		2.	Notice to the Commission.  In the event
of a default with respect to one or more portfolio securities (other than an immaterial default unrelated to the financial condition of the issuer) or an Event of Insolvency with respect to the issuer of the security or any Demand Feature or Guarantee to which it is subject, where immediately before default the securities (or securities subject to the Demand
Feature or Guarantee) accounted for 1/2 of 1 percent or more of a Portfolio's Total Assets, the Portfolio will promptly notify the Commission of such fact and the actions the Portfolio intends to take in response to such situation. Notification to the Commission will be made telephonically or by means of a facsimile transmission or electronic mail, followed by letter sent by first class mail, directed to the attention of the Director of the Division of Investment Management. [2a-
7(c)(6)(iii)]

		3.	Defaults for Purposes of Section VI.
For purposes of this Section VI.B.1 and 2 above, an instrument subject to a Demand Feature or Guarantee shall not be deemed to be in default
(and an Event of Insolvency with respect to the security shall not be deemed to have occurred) if:

		(a)	In the case of an instrument
subject to a Demand Feature, the Demand
Feature has been exercised and the Portfolio has recovered either the principal amount or the amortized cost of the instrument, plus accrued interest; or

		(b)	The provider of the Guarantee is
continuing, without protest, to make
payments as due on the instrument.  [2a-
7(c)(6)(iv)]

	C.	Pricing Committee of the Directors. In
establishing these Procedures, the Directors have determined that it is appropriate that the determinations, approvals, ratification, and actions required to be made or taken from time to time pursuant to these Procedures be delegated to a Pricing Committee of the Directors currently consisting of John D. Carifa, David H. Dievler and
William H. Foulk, Jr., duly constituted in accordance with the By-Laws of the Fund. Any determination, approval, ratification, or action taken or made by such Pricing Committee shall be reported to the Trustees by the Pricing Committee at the next scheduled Meeting of the Trustees.

VII.	Credit Analysis; Credit Committee

	A.	Prior to a Portfolio's purchase of any
security, and on an ongoing basis thereafter, the Adviser must evaluate the creditworthiness of the issuer of the security, considering all factors that it deems relevant, which generally shall include a review of the issuer's financial statements, a comparison of the issuer's financial position with those of other companies in the same industry and a review of the general outlook for the issuer's industry. Specifically with respect to securities issued by banks, the factors may include a review of the profitability, capital adequacy, quality of assets, liquidity, interest sensitivity and financial reports of the institution's holding company, if any.
Based upon the foregoing evaluation, the Adviser shall initially determine, and on an ongoing basis thereafter shall review its determination, whether a particular security presents a minimal credit risk to the Portfolio.

	B.	The Adviser shall maintain a Credit
Committee composed of such officers of the Adviser as the Adviser shall from time to time designate.

	C.	With respect to securities, other than U.S.
Government Securities ("Subject Securities"), the
Credit Committee shall maintain a list of permissible investments for each Portfolio and shall review recommendations made by the Adviser's investment staff regarding additions to, or deletions from, such list. The Adviser's investment staff shall promptly notify the Credit Committee in the event that a security held by a Portfolio defaults as to principal or interest or, while held by a Portfolio, receives a rating from the Requisite NRSROs that renders such security ineligible for purchase by the Portfolio.

	D.	Notwithstanding paragraph (C) hereof, a
Portfolio may purchase a Subject Security as to which review by the Credit Committee has not yet been completed, provided that (i) a Senior Vice President of the Adviser with responsibility for the investment management of the Portfolio or, if such person is not available, another Senior Vice President of the Adviser has determined that, pursuant to subparagraph
(A) hereof, the Adviser has made a finding that such Subject Security presents a minimal credit risk to the Portfolio, and that it appears likely that such Subject Security will not be available, on terms at least as favorable as those currently available to the Portfolio for purchase by the Portfolio as of the conclusion of Credit Committee review thereof, and
(ii) the Credit Committee completes its review of such Subject Security as soon as possible thereafter and, thereupon, either adds the Subject Security to the Committee's list of permissible investments or requires the Portfolio to dispose promptly of such security.

	E.	At each Regular or Annual Meeting of the
Fund's Directors, the Credit Committee shall (i) provide the current list of Subject Securities that the Committee deems to be permissible investments for each Portfolio, and the current ratings assigned to each such Subject Security by the Requisite NRSROs, and a report of additions to, and deletions from, such list since the preceding meeting, and (ii) provide to the Directors a representation that (a) since the preceding meeting each Portfolio has invested only in securities permitted under its current investment objectives, policies and restrictions, and applicable regulations under the Act, and (b) with respect to each security in which the Portfolio is invested, and based upon the Adviser's evaluation of the creditworthiness of the issuer of such security pursuant to paragraph VII(A), the Adviser has determined that such security continues to present minimal credit risks. The
Adviser shall also periodically report to the Directors on the Adviser's determinations under the following Sections of these Procedures: Section III.B
(whether interest rate formula of a Floating Rate or Variable Rate Security can reasonably be expected to approximate its amortized cost value), Section
IV.D.2(b) (whether there is minimal risk that the circumstances that would result in a Conditional
Demand Feature not being exercisable will occur),
Section V.D.4(d) (Ten Percent Obligor determination in the case of ABS) and Section V.E.4(c) (Demand
Features or Guarantees not relied upon).

VIII.	Liquidity of Portfolio Investments

	A.	A Portfolio shall limit its investment in
illiquid securities to less than 10 percent of the Portfolio's net assets. Illiquid investments include repurchase agreements not terminable within seven calendar days, non-negotiable securities which are not terminable at principal plus accrued interest within seven days and securities for which no market exists which are not terminable at principal plus accrued interest within seven days. However, securities which may be resold to the issuer subject to a penalty are not regarded as illiquid if valued in accordance with these Procedures, provided that the effect of the penalty is taken into account.

	B.	In the event that changes in the Portfolio
or other external events cause the investments in illiquid investments to reach or exceed 10 percent of the Portfolio's net assets, the Adviser must take steps to bring the aggregate amount of illiquid investments within the prescribed limitations as soon as reasonably practicable, provided, however, that the Adviser shall not be required to liquidate any such portfolio investment if the Portfolio would suffer a loss on the sale of that security.



	C.	[For each Portfolio except the Tax-Free
Portfolio] A Portfolio may also purchase restricted securities that are determined to be liquid provided that each such purchase is in accordance with the current investment policies of the Portfolio and that each such security complies in all respects with these Procedures. The Adviser shall determine whether a restricted security being considered for purchase by a Portfolio is liquid on the basis of all relevant factors, including at least the following factors:

		1.	the frequency of trades and quotations
for the security;

		2.	the number of dealers making quotations
to purchase or sell the security;

		3.	the number of other potential purchasers
of the security;

		4.	the number of dealers undertaking to
make a market in the security;

		5.	the nature of the security (including
its unregistered nature) and the nature of the marketplace for the security (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer); and

		6.	any applicable Commission interpretation
or position with respect to such type of securities.

	D.	[For each Portfolio except the Tax-Free
Portfolio]Commercial paper issued in reliance on
Section 4(2) of the Securities Act of 1933 ("4(2)
Paper") may be determined to be liquid, whether or not it may be resold under Rule 144A of the Securities Act of 1933 if the following conditions are met:


		1.	the 4(2) Paper must not be traded flat
or in default as to principal or interest;

		2.	the 4(2) Paper must be rated in one of
the two highest rating categories by at least two NRSROs, or if only one NRSRO rates the security, by that NRSRO; if the security is unrated, the Adviser must determine that the security is of equivalent quality; and

		3.	the Adviser must consider the trading
market for the specific security, taking into account all relevant factors.

	E.	Following the purchase of a restricted
security or 4(2) Paper by a Portfolio, the Adviser will monitor continuously the liquidity of such security. If such a security is determined to have become illiquid, it shall thereafter be treated in accordance with Sections VIII (A) and (B) hereof. The
Adviser will report to the Directors at each Regular and Annual Meeting regarding purchases of restricted securities since the prior meeting and whether each restricted security held by a Portfolio has been determined to be currently liquid.

IX.		Special Guidelines for Repurchase Agreements


	A Portfolio may engage in repurchase agreement transactions in conformity with the Portfolio's investment policies and restrictions. In this regard, a Portfolio shall enter into repurchase agreements which are collateralized fully only with issuers deemed by the Adviser to be creditworthy within the meaning of Release 13005 under the Act, taking into account the nature and type of financial information specified in notes 6 and 10 of said
Release.

X.	Records and Reports

	A.	The Fund will record, maintain, and preserve
the following records:

		1.	Procedures.  For a period of not less
than six years following the replacement of these Procedures with new Procedures (the first two years in an easily accessible place), a written copy of the Procedures (and any modifications thereto) shall be maintained and preserved. [2a-7(c)(10)(i)]

		2.	Trustee Considerations and Actions.  For
a period of not less than six years (the first two years in an easily accessible place) a written record shall be maintained and preserved of the Trustees' considerations and actions taken in connection with the discharge of their responsibilities, as set forth in these Procedures, to be included in the minutes of the Directors' meetings. [2a-7(c)(10)(ii)]

		3.	Credit Risk Analysis.  For a period of
not less than three years from the date that the credit risks of a portfolio security were most recently reviewed, a written record of the determination that a portfolio security presents minimal credit risks and the NRSRO ratings (if any) used to determine the status of the security as an Eligible Security, First Tier
Security or Second Tier Security shall be maintained and preserved in an easily accessible place. [2a-7(C)(10)(iii)]

		4.	Determinations With Respect to
Adjustable Rate Securities. For a period of not less than three years from the date when the determination was most recently made, a written record shall be preserved and maintained, in an easily accessible place, of the determination required by Section III.B (that a Variable Rate or Floating Rate Security that is not subject to a Demand Feature and for which maturity is determined pursuant to Sections III.A(1), (2) or
(4) can reasonably be expected, upon
readjustment of its interest rate at all times during the life of the instrument, to have a market value that approximates its amortized cost).  [2a-7(c)(10)(iv)]

		5.	Determinations with Respect to Asset
Backed Securities. For a period of not less than three years from the date when the determination was most recently made, a written record shall be preserved and maintained, in an easily accessible place, of the determinations required by the number of Ten Percent Obligors deemed to be the issuers of all or a portion of the Asset Backed Security for purposes of
Section V.D.4.  The written record shall
include:

		(a)	The identities of the Ten Percent
Obligors, the percentage of the Qualifying
Assets constituted by the securities of each Ten Percent Obligor and the percentage of the Portfolio's Total Assets that are invested in securities of each Ten Percent
Obligor [2a-7(c)(10)(v)(A)]; and

		(b)	Any determination that an Asset
Backed Security will not have, or is
unlikely to have, Ten Percent Obligors
deemed to be issuers of all or a portion of that Asset Backed Security for purposes of
Section V.D.4 hereof.  [2a-7(c)(10)(v)(B)]

		6.	Evaluations with Respect to Securities
Subject to Demand Features or Guarantees. For a period of not less than three years from the date when the evaluation was most recently made, a written record shall be preserved and maintained, in an easily accessible place, of the evaluation required by Section V.E.4(c)
(regarding securities subject to one or more
Demand Features or Guarantees). [2a-
7(c)(10)(vi)]

		7.	Net Asset Value Deviation.  For a period
of not less than 6 years (the first two years in an easily accessible place) from the date of the determination of the deviation of the Portfolio's net asset value from its amortized cost, a written record of the determination of such deviation and the Directors' review thereof shall be preserved and maintained.

	B.	If any action has been taken pursuant to
Section VI.B (with respect to defaulted securities and Events of Insolvency) or Section I.B (with respect to a deviation from the Portfolio's share price of more than l/2 of one percent), the Fund will attach an exhibit to the Form N-SAR filed for the period in which the action was taken describing with specificity the nature and circumstances of such action. The Fund will report in an exhibit to the Form any securities it holds on the final day of the reporting period that are not Eligible Securities.
[2a-7(c)(10)(vii)]

	C.	The documents preserved pursuant to these
Procedures shall be subject to inspection by the Commission in accordance with section 31(b) of the Act as if such documents were records required to be maintained pursuant to rules adopted under section
31(a) of the Act.  [2a-7(c)(10)(vii)]



Mflegal\moneyfds\2a-7amd2000.air



Appendix A

Rule 2a-7 Definitions

(1)	Acquisition (or Acquire) shall mean any purchase or
subsequent rollover (but does not include the failure to exercise a Demand Feature).

(2)	Amortized Cost Method of valuation shall mean the
method of calculating an investment company's net asset value whereby portfolio securities are valued at the Portfolio's Acquisition cost as adjusted for amortization of premium or accretion of discount rather than at their value based on current market factors.

(3)	Asset Backed Security shall mean a fixed income
security (other than a Government Security) issued by a Special Purpose Entity (as hereinafter defined), substantially all of the assets of which consist of Qualifying Assets (as hereinafter defined). Special Purpose Entity shall mean a trust, corporation, partnership or other entity organized for the sole purpose of issuing securities that entitle their holders to receive payments that depend primarily on the cash flow from Qualifying Assets, but does not include a registered investment company. Qualifying Assets shall mean financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to security holders.

(4)	Business Day shall mean any day, other than
Saturday, Sunday, or any customary business holiday.

(5)	Collateralized Fully in the case of a repurchase
agreement shall mean that:

	(i)	The value of the securities collateralizing
the repurchase agreement (reduced by the transaction costs (including loss of interest) that the Portfolio reasonably could expect to incur if the seller defaults) is, and during the entire term of the repurchase agreement remains, at least equal to the Resale Price
(as defined hereinafter) provided in the agreement;

	(ii)	The Portfolio or its custodian either has
actual physical possession of the collateral or, in the case of a security registered on a book entry system, the book entry is maintained in the name of the Portfolio or its custodian;

	(iii)	The collateral consists entirely of cash
items, Government Securities or other
securities that at the time the repurchase agreement is entered into are rated in the highest rating category by the Requisite
NRSROs; and

	(iv)	Upon an Event of Insolvency with respect to
the seller, the repurchase agreement would qualify under a provision of applicable insolvency law providing an exclusion from any automatic stay of creditors' rights against the seller.

	(v)	Resale Price shall mean the Acquisition price
paid to the seller of the securities plus the accrued resale premium on such Acquisition price. The accrued resale premium shall be the amount specified in the repurchase agreement or the daily amortization of the difference between the Acquisition price and the resale price specified in the repurchase agreement.

(6)	Conditional Demand Feature shall mean a Demand
Feature that is not an Unconditional Demand
Feature.  A Conditional Demand Feature is not a
Guarantee.

(7)	Conduit Security shall mean a security issued by a
Municipal Issuer (as hereinafter defined) involving an arrangement or agreement entered into, directly or indirectly, with a person other than a Municipal
Issuer, which arrangement or agreement provides for or secures repayment of the security. Municipal
Issuer shall mean a state or territory of the United States (including the District of Columbia), or any political subdivision or public instrumentality of a state or territory of the United States. A Conduit Security does not include a security that is:

	(i)	Fully and unconditionally guaranteed by a
Municipal Issuer; or

	(ii)	Payable from the general revenues of the
Municipal Issuer or other Municipal Issuers
(other than those revenues derived from an agreement or arrangement with a person who is not a Municipal Issuer that provides for or secures repayment of the security issued by the Municipal Issuer); or

	(iii)	Related to a project owned and operated by a
Municipal Issuer; or

	(iv)	Related to a facility leased to and under the
control of an industrial or commercial
enterprise that is part of a public project which, as a whole, is owned and under the control of a Municipal Issuer.

(8)	Demand Feature shall mean:

	(i)	A feature permitting the holder of a security to
sell the security at an exercise price equal to the approximate amortized cost of the security plus accrued interest, if any, at the time of exercise. A Demand Feature must be exercisable either:

		(a)	At any time on no more than 30 calendar
days' notice; or

		(b)	At specified intervals not exceeding 397
calendar days and upon no more than 30
calendar days' notice; or

	(ii)	A feature permitting the holder of an Asset
Backed Security unconditionally to receive principal and interest within 397 calendar days of making demand.

(9)	Demand Feature Issued By A Non-Controlled Person
shall mean a Demand Feature issued by:

	(i)	A person that, directly or indirectly, does not
control, and is not controlled by or under common control with the issuer of the security subject to the Demand Feature (control shall mean "control" as defined in section 2(a)(9) of the Act (15 U.S.C. 80a-2(a)(9)); or

	(ii)	A sponsor of a Special Purpose Entity with
respect to an Asset Backed Security.

(10)	Eligible Security shall mean:

	(i)	A Rated Security with a remaining maturity of
397 calendar days or less that has received a rating from the Requisite NRSROs in one of the two highest short-term rating categories (within which there may be sub-categories or gradations indicating relative standing); or

	(ii)	An Unrated Security that is of comparable
quality to a security meeting the requirements for a Rated Security in paragraph (10)(i), as determined by the Adviser; provided, however, that:

		(a)	A security that at the time of issuance had
a remaining maturity of more than 397
calendar days but that has a remaining
maturity of 397 calendar days or less and that is an Unrated Security is not an Eligible Security if the security has received a long-term rating from any NRSRO that is not within the NRSRO's three highest long-term ratings categories
(within which there may be sub-categories or gradations indicating relative standing), unless the security has received a long-term rating from the Requisite
NRSROs in one of the three highest rating categories;

		(b)	An Asset Backed Security (other than an
Asset Backed Security substantially all of whose Qualifying Assets consist of obligations of one or more Municipal
Issuers, as that term is defined in
paragraph (7)) shall not be an Eligible
Security unless it has received a rating from an NRSRO.

	(iii)	In addition, in the case of a security that is
subject to a Demand Feature or Guarantee:

		(a)	The Guarantee has received a rating from an
NRSRO or the Guarantee is issued by a
guarantor that has received a rating from an NRSRO with respect to a class of debt obligations (or any debt obligation within that class) that is comparable in priority and security to the Guarantee, unless:

			(A)	The Guarantee is issued by a person
that, directly or indirectly, controls,
is controlled by or is under common
control with the issuer of the security
subject to the Guarantee (other than a
sponsor of a Special Purpose Entity
with respect to an Asset Backed
Security);

			(B)	The security subject to the Guarantee
is a repurchase agreement that is
Collateralized Fully; or

			(C)	The Guarantee is itself a Government
Security; and

		(b)	The issuer of the Demand Feature or
Guarantee, or another institution, has
undertaken promptly to notify the holder of the security in the event the Demand
Feature or Guarantee is substituted with another Demand feature or Guarantee (if such substitution is permissible under the terms of the Demand Feature or Guarantee).

(11)	Event of Insolvency shall mean, with respect to a
person:

	(i)	An admission of insolvency, the application by
the person for the appointment of a trustee, receiver, rehabilitator, or similar officer for all or substantially all of its assets, a general assignment for the benefit of creditors, the filing by the person of a voluntary petition in bankruptcy or application for reorganization or an arrangement with creditors; or

	(ii)	The institution of similar proceedings by
another person which proceedings are not contested by the person; or

	(iii)	The institution of similar proceedings by a
government agency responsible for
regulating the activities of the person, whether or not contested by the person.

(12)	First Tier Security shall mean any Eligible
Security that:

	(i)	Is a Rated Security that has received a
short-term rating from the Requisite NRSROs in the highest short-term rating category for debt obligations (within which there may be sub-categories or gradations indicating relative standing); or

	(ii)	Is an Unrated Security that is of comparable
quality to a security meeting the requirements for a Rated Security in paragraph (12)(i), as determined by the Adviser; or

	(iii)	Is a security issued by a registered investment
company that is a money market fund; or

	(iv)	Is a Government Security.

(13)	Floating Rate Security shall mean a security the
terms of which provide for the adjustment of its interest rate whenever a specified interest rate changes and that, at any time until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.

(14)	Government Security shall mean any "Government
security" as defined in section 2(a)(16) of the Act
(15 U.S.C. 80a-2(a)(16)).

(15)	Guarantee shall mean an unconditional obligation of
a person other than the issuer of the security to undertake to pay, upon presentment by the holder of the Guarantee (if required), the principal amount of the underlying security plus accrued interest when due or upon default, or, in the case of an Unconditional Demand Feature, an obligation that entitles the holder to receive upon exercise the approximate amortized cost of the underlying security or securities, plus accrued interest, if any. A Guarantee includes a letter of credit, financial guaranty (bond) insurance, and an Unconditional Demand Feature (other than an
Unconditional Demand Feature provided by the issuer of the security).

(16)	Guarantee Issued by a Non-Controlled Person shall
mean a Guarantee issued by:

	(i)	A person that, directly or indirectly, does not
control, and is not controlled by or under common control with the issuer of the security subject to the Guarantee (control means
"control" as defined in section 2(a)(9) of the Act (15 U.S.C. 80a-2(a)(9)); or

	(ii)	A sponsor of a Special Purpose Entity with
respect to an Asset Backed Security.

(17)	NRSRO shall mean any nationally recognized
statistical rating organization, as that term is used by paragraphs (c)(2)(vi)(E), (F) and (H) of Rule 15c3-1 under the Securities Exchange Act of
1934, that is not an "affiliated person," as defined in section 2(a)(3)(C) of the Act (15 U.S.C.
80a-2(a)(3)(C)), of the issuer of, or any insurer or provider of credit support for, the security.

(18)	Rated Security shall mean a security that meets the
requirements of paragraphs (18)(i) or (ii), in each case subject to paragraph (18)(iii):

	(i)	The security has received a short-term rating
from an NRSRO, or has been issued by an issuer that has received a short-term rating from an NRSRO with respect to a class of debt obligations (or any debt obligation within that class) that is comparable in priority and security with the security; or

	(ii)	The security is subject to a Guarantee that has
received a short-term rating from an NRSRO, or a Guarantee issued by a guarantor that has received a short-term rating from an NRSRO with respect to a class of debt obligations (or any debt obligation within that class) that is comparable in priority and security with the Guarantee; but

	(iii)	A security is not a Rated Security if it is
subject to an external credit support
agreement (including an arrangement by
which the security has become a Refunded
Security) that was not in effect when the security was assigned its rating, unless the security has received a short-term rating reflecting the existence of the credit support agreement as provided in paragraph (18)(i) or the credit support agreement with respect to the security has received a short-term rating as provided in paragraph (18)(ii).

(19)	Refunded Security shall mean a debt security the
principal and interest payments of which are to be paid by Government Securities ("deposited securities") that have been irrevocably placed in an escrow account pursuant to agreement between the issuer of the debt security and an escrow agent that is not an "affiliated person," as defined in section 2(a)(3)(C) of the Act (15 U.S.C. 80a-
2(a)(3)(C)), of the issuer of the debt security, and, in accordance with such escrow agreement, are pledged only to the payment of the debt security and, to the extent that excess proceeds are available after all payments of principal, interest, and applicable premiums on the Refunded
Securities, the expenses of the escrow agent and, thereafter, to the issuer or another party;
provided that:

	(i)	The deposited securities shall not be redeemable
prior to their final maturity;

	(ii)	The escrow agreement shall prohibit the
substitution of the deposited securities unless the substituted securities are Government
Securities; and

	(iii)	At the time the deposited securities are placed
in the escrow account, or at the time a
substitution of the deposited securities is made, an independent certified public accountant shall have certified to the escrow agent that the deposited securities will satisfy all scheduled payments of principal, interest and applicable premiums on the Refunded Securities; provided, however, an independent public accountant need not have provided the certification described in this paragraph (19)(iii) if the security, as a Refunded Security, has received a rating from an NRSRO in the highest category for debt obligations
(within which there may be sub-categories or gradations including relative standing).

(20)	Requisite NRSROs shall mean:

	(i)	Any two NRSROs that have issued a rating with
respect to a security or class of debt
obligations of an issuer; or

	(ii)	If only one NRSRO has issued a rating with
respect to such security or class of debt obligations of an issuer at the time the Portfolio Acquires the security, that NRSRO.

(21)	Second Tier Security shall mean any Eligible
Security that is not a First Tier Security.  Second
Tier Conduit Security shall mean any Conduit
Security that is an Eligible Security that is not a First Tier Security.

(22)	Single State Portfolio shall mean a Tax Exempt
Portfolio that holds itself out as seeking to maximize the amount of its distributed income that is exempt from the income taxes or other taxes on investments of a particular state and, where applicable, subdivisions thereof.

(23)	Tax Exempt Portfolio shall mean any Portfolio that
holds itself out as distributing income exempt from regular federal income tax.

(24)	Taxable Portfolio shall mean a Portfolio that is
not a Tax-Exempt Portfolio.

(25)	Total Assets shall mean, with respect to a
Portfolio using the Amortized Cost Method, the total amortized costs of its assets and, with respect to any other Portfolio, the total market-based value of its assets.

(26)	Unconditional Demand Feature shall mean a Demand
Feature that by its terms would be readily exercisable in the event of a default in payment of principal or interest on the underlying security or securities.

(27)	United States Dollar-Denominated shall mean, with
reference to a security, that all principal and interest payments on such security are payable to security holders in United States dollars under all circumstances and that the interest rate of, the principal amount to be repaid, and the timing of payments related to such security do not vary or float with the value of a foreign currency, the rate of interest payable on foreign currency borrowings, or with any other interest rate or index expressed in a currency other than United
States dollars.

(28)	Unrated Security shall mean a security that is not
a Rated Security.

(29)	Variable Rate Security shall mean a security the
terms of which provide for the adjustment of its interest rate on set dates (such as the last day of a month or calendar quarter) and that, upon each adjustment until the final maturity of the instrument or the period remaining until the principal amount can be recovered through demand, can reasonably be expected to have a market value that approximates its amortized cost.




s:\mf_legal\moneyds\2a7amd2000air.doc






10